Exhibit 99.2

Letter of Intent
     AMDL, Inc., a Delaware corporation (ADL: AMEX) (hereinafter “AMDL”) and Jade Capital Group, Ltd. (hereinafter “JADE”), a Hong Kong company, that holds sole ownership of two China based pharmaceutical companies: Jiangxi Jade Biochemistry Pharmacy Co., Ltd. (hereinafter “JJB”) and Yangbian Yiqiao Biochemistry Pharmacy Co., Ltd. (hereinafter “YYB”) have engaged in discussions leading towards completing the acquisition of JJB and YYB, through a non-taxable merger, share exchange, purchase or reorganization agreement or other transaction (the “Transaction”), whereby AMDL will issue up to 13,215,000 shares of its common stock and other consideration noted below, in exchange for businesses containing substantially all of the assets set forth in the unaudited Pro-forma Consolidated Balance Sheet of JJB and YYB, as of August 31, 2005, Exhibit A hereto, and representing 100% of all equity ownership of JJB and YYB upon the following terms and conditions.
     Except for paragraphs 16 through 20, this Letter of Intent is not intended to be a binding contract, and any contractual obligations of the parties will arise only upon the negotiation and execution of a definitive written agreement (“Definitive Agreement”) for the Transaction.
1.	JADE owns both JJB and YYB through a Wholly Foreign Owned Enterprise (“WFOE”) structure and no other person owns any equity interest in JJB or YYB.

2.	Subject to due diligence by AMDL, the other conditions, specified in the Definitive Agreement, and the holding of a special stockholders’ meeting wherein the requisite approval of AMDL’s stockholders to the Transaction has been obtained, the closing of the Transaction will take place. AMDL shall have the right to designate or form a new entity which will acquire JJB and YYB in the Transaction. This new company is anticipated to be called AMDL-China, Inc. Best efforts will be made by both AMDL and JADE to complete the proposed Transaction by the end of December 2005. JADE understands that AMDL shall be required to prepare and file a proxy statement (and registration statement) with the Securities and Exchange Commission (“SEC”) for the approval of the Transaction, and that the closing cannot occur until after the SEC’s approval to the proxy
AMDL, Inc. Confidential Letter of Intent

statement has been received and AMDL’s stockholders’ meeting has been held.

3.	At the closing of the Transaction, AMDL will issue
a.	13,215,000 shares of AMDL Common Stock as consideration if the final US GAAP audited financial statements of JJB and YYB report each the following:
i.	consolidated net current assets of JJB and YYB of approximately US$500,000 at December 31, 2005;

ii.	consolidated shareholders’ equity of JJB and YYB of approximately US$9,000,000 at December 31, 2005; and

iii.	consolidated net income after taxes of JJB and YYB of approximately US$1,000,000 for the year ended December 31, 2005, or
b.	11,715,000 shares of AMDL Common Stock if the conditions of paragraph 3(a) are not met.
The shares to be issued under this paragraph are referred to as the “Shares.”
4.	Of the Shares issued at the closing of the Transaction, 1,500,000 shares will be placed in escrow, subject to the performance of the condition subsequent set forth in paragraph 5 below. AMDL agrees to register the Shares pursuant to a registration statement on Form S-4. All of the Shares will be subject to a lock-up agreement which will permit none of these shares to be sold during the six (6) month period after the closing of the Transaction. Commencing six (6) months after the closing of the Transaction, all non-escrowed shares may be sold, subject to compliance with all state and federal securities laws, in amount equal to one-eighteenth (1/18th) thereof each month between the period from six (6) months after the closing until two (2) years after the closing of the Transaction, when the lock-up will expire.

5.	Upon receipt of approval to market and sell DR-70® in China, the additional 1,500,000 shares referred to in paragraph 3 above, will be released from the escrow to JADE. These 1,500,000 shares will also be subject to a lock-up agreement, which will be more clearly delineated in the Definitive Agreement depending on the date these shares are released from the escrow to JADE.

6.	The Definitive Agreement will contain a provision whereby AMDL agrees to nominate a designee of JADE to the Board of Directors of AMDL. The stockholders will elect that designee to the AMDL Board of Directors as part of the closing of the Transaction; provided, however, such designee of JADE shall be a resident of the US and California. For a period of three (3) years after the closing, AMDL agrees to nominate a designee of JADE in each proxy statement sent to the AMDL stockholders.
AMDL, Inc. Confidential Letter of Intent

7.	From and after the execution of this Letter of Intent, AMDL and JADE will work together to create a new 2 year business plan and capital budget that will be agreed to by both AMDL and JADE.

8.	JADE agrees to engage at its own expense either Baker Tilly (Hong Kong) or another U.S. GAAP qualified auditing firm approved by AMDL, to complete an audit of both JJB and YYB to U.S. GAAP standards for all periods necessary in order to enable AMDL to prepare and cause its proxy statement for the Transaction to be approved to meet any financial statement requirements under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

9.	AMDL agrees to retain a professional financial advisory firm to provide a fairness opinion that the Transaction is fair to the stockholders of AMDL from a financial point of view.

10.	Nothing in this Letter of Intent or the Definitive Agreement shall prohibit AMDL from issuing any additional shares of its common stock and/or options or warrants to purchase its common stock prior to closing of the Transaction.

11.	JADE represents and warrants that: (i) there are no outstanding options, warrants or rights to acquire shares of JJB or YYB in the hands of any party other than JADE; (ii) there are no obligations of JADE to issue any capital stock or securities convertible into or exchangeable for capital stock of JADE; and (iii) there will be none of the foregoing outstanding at the closing of the Transaction.

12.	This Letter of Intent is subject to review by each party’s financial, legal and accounting representatives and final approval by both Boards of Directors and the stockholders of AMDL. Both JADE and AMDL agree to make available to their respective financial, legal and accounting representatives, and others, such records or information as are needed for their independent investigation.

13.	It is understood that the Definitive Agreement will contain standard covenants, indemnities, conditions, and warranties required by the parties, as to litigation, tax liabilities, environmental liabilities and other customary items.

14.	Closing of the Transaction will be subject to satisfaction of the following conditions:
•	Reasonable assurance shall be provided that other key management and personnel of JJB and YYB will be retained to enable the business of JJB and YYB to continue uninterrupted.
AMDL, Inc. Confidential Letter of Intent

AMDL, Inc. Confidential Letter of Intent
The named individuals and details of these agreements shall be set forth in the Definitive Agreement or exhibits thereto.

•	Approval of AMDL’s Board of Directors and stockholders.

•	Approval of any regulatory agencies in China required to approve the Transaction or transfer of control of licenses held by JJB or YYB.

•	The completion of due diligence to JADE’s and AMDL’s satisfaction.

•	Absence of any mutual adverse change in the business, financial condition or prospects of JJB, YYB or AMDL.

•	Other customary and usual conditions to closing transactions of this sort.
15.	JADE will enter into customary and usual covenants regarding the operation of the business in the ordinary course between the signing of the Definitive Agreement and the closing.

16.	In recognition of the substantial costs and effort to be expended by AMDL in connection with the Transaction, JADE agrees to exclusively negotiate with AMDL and grants AMDL the exclusive right to proceed with due diligence and, assuming the due diligence is acceptable, to negotiate a mutually agreeable Definitive Agreement with JADE. JADE agrees not to negotiate or contract to sell or solicit the sale or enter into agreements with respect to the sale of JJB and YYB or the assets of JJB or YYB to any third party until the earlier of the execution of a Definitive Agreement or December 14, 2005.

17.	AMDL and JADE will maintain the confidentiality of all information provided hereunder by or on behalf of the other and not otherwise available. Each of the parties will also hold in confidence the terms of this Letter of Intent, the terms of the negotiations and the terms of the Definitive Agreement itself. If the transaction is not consummated, all materials and information provided will be returned upon request of the person who provided the information.

18.	Each of the parties agree that it will not, without the prior written consent of the other party, make any public announcement of this Letter of Intent, except that AMDL shall make such disclosure to the public or governmental agencies as counsel shall deem required to comply with applicable law, rules or regulations.

19.	This Letter of Intent will be deemed withdrawn if not accepted within seven (7) days of its date. Once signed, this Letter of Intent will expire if the parties have not approved the final terms of the Definitive Agreement on or before December 14, 2005, or on such other date upon which all parties execute and deliver the Definitive Agreement.
AMDL, Inc. Confidential Letter of Intent

20.	AMDL and JADE shall each bear their own costs and expenses relating to the transaction contemplated hereby.
EXCEPT FOR PARAGRAPHS 16 THROUGH 20, AND THE OBLIGATION TO NEGOTIATE IN GOOD FAITH, WHICH SHALL BE BINDING UPON EACH OF THE PARTIES HERETO, THIS LETTER OF INTENT IS FOR DISCUSSION PURPOSES ONLY AND IS NOT INTENDED TO CREATE ANY BINDING AGREEMENT AMONG THE PARTIES OR CONSTITUTE A LEGAL OFFER OF ANY KIND. EXCEPT FOR THE OBLIGATION TO NEGOTIATE IN GOOD FAITH, NOTHING CONTAINED HEREIN SHALL BE CONSTRUED AS OBLIGATING EITHER AMDL OR JADE TO ACTUALLY ENTER INTO THE DEFINITIVE AGREEMENT DESCRIBED HEREIN OR ANY OTHER AGREEMENT, OR TO INCUR ANY LEGALLY BINDING OBLIGATIONS OR RESPONSIBILITIES OF ANY KIND WHATSOEVER, WITH RESPECT TO EACH OTHER, OR TO THE TRANSACTION PROPOSED HEREIN. A BINDING COMMITMENT WITH RESPECT TO THE TRANSACTION BEING NEGOTIATED IN CONNECTION WITH THIS PROPOSAL WILL RESULT ONLY FROM EXECUTION BY THE PARTIES OF A DEFINITIVE AGREEMENT.
     IN WITNESS WHEREOF, the parties have executed this Letter of Intent on the dates set forth below.

AMDL, INC.		JADE CAPITAL GROUP, INC.

By:	/s/ Gary L. Dreher, Chief Executive Officer	By:	/s/ Jia Minghui, Managing Director

Dated: November 21, 2005		Dated: November 20, 2005
AMDL, Inc. Confidential Letter of Intent

Pro-forma Consolidated Balance Sheet of JiangXi Shangrao Kangda Pharmacy Co., Ltd. And Yangbian Yiqiao Biochemistry Pharmacy Co., Ltd.	Exhibit A (Unaudited)

	As at 31/08/2005	As at 31/12/2004	As at 31/12/2003
	USD	USD	USD
Non current Assets
Leasehold land	1,726,867.60	$1,903,617.61	$716,620.12
Buildings and other fixed assets	10,162,886.66	5,981,988.87	3,438,164.97
Buildings and plant under development	116,829.27	2,942,506.18	791,995.90
Deferred expenses	551,942.84	1,014,796.57	103,217.16

	12,558,526.37	11,842,909.23	5,049,998.15

Current Assets
Cash and bank balances	501,294.55	14,020.44	19,325.58
Trade debtors	1,024,167.10	2,268,222.80	2,466,109.47
Other receivables and deposits	4,783,669.07	3,405,540.22	2,043,534.98
Inventories	688,606.22	776,935.34	719,977.60
Prepayments	106,748.55	41,770.19	41,770.19

	7,104,485.49	6,506,488.99	5,290,717.82

Current Liabilities
Short term loan, secured	2,593,902.44	1,012,195.12	719,512.20
Trade creditors	1,420,175.12	1,105,097.03	865,947.68
Accrued expenses	497,208.92	12,144.94	12,216.89
Accrued staff welfare fund	—	32,975.50	66,726.06
Tax payable	1,249,928.46	1,668,193.97	734,015.27
Other payables	842,980.21	1,078,305.64	1,214,687.58

	(6,604,195.15)	(4,908,912.20)	(3,613,105.68)

Net Current Assets	500,290.34	1,597,576.79	1,677,612.14

Total Assets	13,058,816.71	13,440,486.02	6,727,610.29
Long Term Liabilities
Long term loan, secured	(3,334,814.64)	(4,496,341.46)	(2,675,609.76)

	$9,724,002.07	$8,944,144.56	$4,052,000.53

Equity
Share capital	7,024,390.24	7,024,390.24	3,079,659.60
General reserves	177,902.21	308,744.47	166,230.59
Retained profits	2,521,709.62	1,611,009.85	806,110.34

	$9,724,002.07	$8,944,144.56	$4,052,000.53

AMDL, Inc. Confidential Letter of Intent